EXHIBIT 9:

                    CUSTODY AND ADMINISTRATIVE SERVICES AGREEMENT
                                       BETWEEN
                    REGISTRANT AND RUSHMORE TRUST AND SAVINGS, FSB
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                          ADMINISTRATIVE SERVICES AGREEMENT

                                       BETWEEN

                         FUND FOR GOVERNMENT INVESTORS, INC.

                                         AND

                           RUSHMORE TRUST AND SAVINGS, FSB

               This Administrative Services Agreement (the "Agreement") is entered into this 1st day of September, 1993 by and between Fund for Government Investors, Inc. (the "Fund") and Rushmore Trust and Savings, FSB ("RTS" sometimes hereinafter referred to as the "Administrator").

                                       RECITALS

               I. WHEREAS RTS and its personnel have expertise and experience in providing custodian, transfer agent, shareholder accounting and other administrative services to registered investment management companies, and

               II. WHEREAS the parties wish to set forth herein the manner and terms upon which services will be provided.

          NOW THEREFORE, the parties hereto agree as follows:

                                  EMPLOYMENT OF RTS

               1. The fund hereby employs RTS to perform the services as set forth in Schedule 1 to this agreement.

               2. As compensation for the services to be rendered The Fund shall pay RTS an annual fee based on 25 basis points (.25 of 1%) of the average daily net asset value of the Fund.

               The fee will be accrued by The Fund daily and paid on such terms as may from time-to-time be mutually agreeable to The Fund and RTS. In the event of termination of this contract, the fee shall be computed on the basis of the period ending on the last business day on which this contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

               In addition to the fees described above, RTS may impose a charge of $5 per month on any account whose average daily balance
          for the month falls below $500 due to redemptions.   The fee will
          continue to be imposed during months when the account balance remains below $500. The fee will be imposed on the last business day of the month. This fee will not be imposed on tax-sheltered retirement plans or accounts established under the Uniform Gifts or Transfers to Minors Act.
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               3.   Subject  to  and  in   accordance  with  the  governing
          instruments of the Fund and of RTS respectively, directors, officers, agents and stockholders of the Fund are or may be interested in RTS (or any successor thereof) as shareholders or otherwise; and the effect of any such inter-relationships shall be governed by said governing instruments and the applicable provisions of the Investment Company Act of 1940.

               4. This contract shall continue in effect so long as such continuance is approved at least annually by a vote of a majority of the Fund's Board of Directors, including the votes of a majority of the Directors who are not parties to such contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting such approval. Provided, however, that (a) this Contract may be terminated without penalty either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty-days prior written notice to RTS, (b) this Contract shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and
          (c) this Contract may be terminated by RTS on sixty-days prior written notice to the Fund. Any notice under this Contract shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. As used in this Agreement, the terms "interested persons" and "vote of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act of 1940.

               5. The services of RTS to the Fund hereunder are not to be deemed exclusive, and RTS shall be free to render similar services to others so long as its services hereunder are not impaired thereby. RTS shall for purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

               6. No provisions of this Agreement shall be deemed to protect RTS against any liability to the Fund or its shareholders to which it otherwise would be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement. Nor shall any provisions hereof be deemed to protect any Director or officer of the Fund against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.



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               7.   Upon delivery of services by RTS to the Fund, RTS shall
          prepare and submit to the Fund, an invoice for the amounts to be paid by the Fund under the Agreement. The invoice shall contain a description of the services rendered. The calculation of the amount of the invoice shall be in accordance with the fee schedule as set forth in Section 2. which has been reviewed as to the reasonableness of the amounts by the Directors of the Fund
          who  are not  "interested persons"  of the  Fund.   Unless agreed
          otherwise, within thirty (30) days of receipt of such invoice, the Fund shall pay to RTS all amounts indicated as due and payable notwithstanding the provisions of Section 8. of this Agreement.

               8. If the Fund or its designees shall determine any discrepancy in the invoice, the Fund shall give RTS written notice of such discrepancy and the amount thereof. Within ten
          (10) days after receipt of such notice, RTS shall either pay the Fund the amount of the discrepancy or inform the Fund in writing that RTS disputes the existence or amount of the discrepancy. If RTS disputes the existence or amount of the discrepancy, the parties agree that for a period of thirty (30) days they shall use their best efforts to resolve such dispute on a mutually satisfactory basis.

               9. Any dispute or disagreement arising between RTS and the Fund in conjunction with any provision of this Agreement, or the compliance or non-compliance therewith, or the validity or enforceability thereof which is not settled within thirty (30) days (or such other period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in accordance with rules set by a three member panel, one member each selected by RTS and the Fund and the third being an attorney selected by mutual agreement of RTS and the Fund, the aforesaid with all charges submitted by said attorney to be shared equally by RTS and the Fund. The member representing the Fund shall be selected by a majority of the Directors of the Fund who are not "interested persons" of the Fund. A decision shall be rendered by the panel within thirty (30) days of a meeting held in such place or places as may be agreed by the panel, and RTS and the Fund shall comply with such decision. The decision of the panel shall be final and not subject to judicial review, and judgment may be entered thereon in accordance with applicable law in any court having jurisdiction thereof.

               10. Absent willful misfeasance, bad faith, gross negligence or reckless disregard of duties, RTS shall not be liable to the Fund for any special, incidental, or consequential damages for losses arising out of or relating to the performance of its obligations under this Agreement, whether or not such damages or losses were caused by the acts or omissions of RTS or its
          employees.     RTS   is  fully   responsible  for   the  accurate

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          transmission  to the Fund of information provided to RTS by third
          parties  but  is  not   responsible  for  the  accuracy  of   the
          information so provided.

               11. All documents and files which may be or have been furnished by RTS to the Fund and which may be produced or prepared by RTS in connection with this Agreement shall be and remain the exclusive property of the Fund.

               11. RTS will preserve for the periods required in Rule 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940 such records maintained by it as are required to be maintained by Rule 31a-1 of such rules.

               12. At the option of a majority of the Directors of the Fund who are not "interested persons" of the Fund, the books and records of RTS, insofar as such books and records pertain to the services, shall be available for inspection by the Fund and its agents at the offices of RTS during regular business hours, upon prior written notice to RTS by the Fund.

               13. Neither RTS nor the Fund shall be considered to be in default in the performance of their respective obligations hereunder to the extent that the performance of any such obligation or obligations is prevented or delayed by Act of God or any cause beyond the control of RTS or the Fund, as the case may be. In the event of equipment breakdown beyond its control, RTS shall take reasonable steps to minimize service interruptions.

               14. The services as provided by RTS in accordance with this Agreement shall not be deemed accepted until the Fund has verified the content and accuracy of those services provided by RTS. The Fund shall notify RTS in writing within ten (10) days of the Fund's receipt of services of its acceptance or rejection of such services. If such notification is not received within ten (10) days of the Trust's receipt of services, the services will be deemed to have been accepted.

               15. In the event that RTS fails to meet the performance schedules (if any) contained herein and such failure is not caused by the Fund, RTS shall take such steps as may be necessary to improve the schedule(s) in such form as is required to meet such performance or delivery schedules (if any) described herein.

               16. RTS and the Fund may amend, modify or supplement this Agreement only by a written instrument executed by both RTS and the Fund. If any such amendment, modification, or supplement causes an increase or decrease in the price of, or time required for, the performance of this Agreement, an equitable adjustment shall be made, and this adjustment shall be mutually agreed upon


                                        Page 5
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          by  RTS  and  the Fund  and  the  Agreement  modified in  writing accordingly.

               17. All notices, demand and other communications required or permitted to be given hereunder shall be made in writing and shall be deemed to be duly given if personally delivered or if deposited in the United States mail, registered or certified mail, with postage prepaid, and addressed to the appropriate party at the address set forth below, or at such other address as the parties may designate in writing delivered in accordance with the provisions of this Section 17.

          If to RTS:

               Rushmore Trust and Savings, FSB
               4922 Fairmont Avenue
               Bethesda, MD  20814
               Attention:

          If to the Fund:

               Fund for Government Investors, Inc.
               4922 Fairmont Avenue
               Bethesda, MD  20814
               Attention: Daniel L. O'Connor, Chairman

               18.  This  Agreement is intended  by the  parties as  a full expression of their agreement with respect to the subject matter hereof and a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this Agreement shall not be relevant or admissible to vary the terms and meaning of this Agreement, even though the accepting or acquiescing party has knowledge of the nature of the performance and the opportunity to make objection. No representations, undertakings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

               19. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and shall be binding upon and shall inure to the benefit of the parties hereto.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

          WITNESS:       FUND FOR GOVERNMENT INVESTORS, INC.



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                         /s/
                         By:  Chairman

          WITNESS:       RUSHMORE TRUST AND SAVINGS


                         /s/
                         By:  Senior Vice President and
                                Chief Financial Officer












































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                                                                  EXHIBIT I

                           RUSHMORE TRUST AND SAVINGS, FSB

                               DESCRIPTION OF SERVICES


          SHAREHOLDER SERVICING AND TRANSFER AGENT SERVICES
               Services included:
                    Maintenance of individual shareholder accounts Posting all transactions
                    Preparation of periodic shareholder statements Preparation of transaction confirmations
                    Income distributions
                    Respond to inquiries from shareholders
                    Process account changes such as name or address

          CUSTODIAN SERVICES
               Services included:
                    Safekeeping of securities
                    Delivery of securities sold
                    Receipt of securities purchased
                    Retain Fund cash in separate account(s)

          ADMINISTRATIVE SERVICES
               Services Included:
                    General ledger accounting
                    Portfolio accounting
                    Daily share pricing
                    Maintenance of records per SEC regulations
                    SEC registration fees
                    State "blue-sky" fees
                    Directors fees and expenses
                    Insurance
                    Legal fees
                    Prospectus preparation
                    Tax return preparation
                    Shareholder report preparation
                    Printing
                    Postage
                    Printing of statement stock
                    Mailing envelopes
                    Postage
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                                     AMENDMENT TO

                            SHAREHOLDER SERVICES AGREEMENT

                                       Between

                         FUND FOR GOVERNMENT INVESTORS, INC.

                                         And

                               RUSHMORE SERVICES, INC.

               Section 2. of this Shareholder Services Agreement dated November 18, 1992 between the Fund for Government Investors, Inc. and Rushmore Services, Inc. is deleted in its entirety and a new
          Section 2. as follows is added:

          Section 2. As compensation for the services to be rendered, the Fund shall pay RTS an annual fee based on 25 basis points (25 of 1%) of the average daily net asset value of the Fund.

          FUND FOR GOVERNMENT INVESTORS, INC.



          By:  /s/
               Vice President and Secretary


          RUSHMORE SERVICES, INC.



          By:  /s/
               President

          Date: April 21, 1993
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